EXHIBIT  23.1  CONSENT  OF  ACCOUNTANT



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the use of my name in the S-8 Reoffer Prospectus of HouseRaising, Inc.



/s/  Traci  J.  Anderson
------------------------
Traci  J.  Anderson


Huntersville,  North  Carolina
October  26,  2004



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